EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2002, except for Note 13 as to which the date is November 13, 2002, relating to the consolidated financial statements and our report dated October 15, 2002, relating to the financial statement schedule of IMPAC Medical Systems, Inc., which appear in the registration statement on Form S-1 (No. 333-89724).

/s/  PricewaterhouseCoopers LLP

San Jose, California
November 21, 2002